# Why Wheaton? Superior Value Creation

## Accretion/(Dilution) to Goldcorp Shareholders: CFPS

- The Wheaton transaction is immediately and highly accretive to cash flow
- The Glamis proposal is consistently less accretive to cash flow



Accretion/(Dilution) to CFPS
30%
25%
20%
15%
10%
5%
0%
-5%
-10%
Wheaton Glamis
Wheaton Glamis
Wheaton Glamis
2005E
2006E
2007E

Source: Company Models and BMO Nesbitt Burns Research
Note: Includes break fee paid for termination of Wheaton transaction

goldcorp

# Why Wheaton? Superior Value Creation

## Accretion/(Dilution) to Goldcorp Shareholders: EPS

- The Wheaton transaction is immediately accretive to earnings
- The Glamis transaction is highly dilutive to earnings



60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-120%
Accretion/(Dilution) to EPS
Wheaton Glamis
Wheaton Glamis
Wheaton Glamis
2005E
2006E
2007E

Source: Company Models and BMO Nesbitt Burns Research
Note: Includes break fee paid for termination of Wheaton transaction.
Amortization of purchase price discrepancy on production ounce basis, see Appendix C for more information

goldcorp

# Why Wheaton? Superior Value Creation

## Accretion/(Dilution) to Goldcorp Shareholders: NAVPS

- Wheaton is more accretive to NAVPS



Accretion/(Dilution) to NAVPS
12%
10%
8%
6%
4%
2%
0%
-2%
Wheaton
Glamis

Source: Company Models and BMO Nesbitt Burns Research
Note: Includes break fee paid for termination of Wheaton transaction and $0.50 special dividend per share paid to Goldcorp shareholders.

# Strong Financial Position – Liquid Assets

## Liquid Assets (Net Debt) [1] Sept. 30/04


($ mm)
$729
$225
$206
$131
$82
$22
$-23
New Goldcorp
Meridian
Kinross
Centerra
IAMGold
Glamis
Agnico

Source: Company Reports
Note: Wheaton pro forma Silver Wheaton transaction that closed on Oct. 15, 2004. Silver Wheaton securities valued at current market.
Goldcorp includes market value of gold bullion and marketable securities
(1) Goldcorp's liquid asset is adjusted for $95 million ($0.50 per share) of special dividend payment.

# Appendix A:
# Transaction Summary

| | |
|---|---|
| Transaction Structure | - Takeover bid |
| Consideration | - Each Wheaton River share will be exchanged for 0.25 of a Goldcorp Share and each Goldcorp shareholder will be entitled to $0.50 per share special dividend<br>- Wheaton River's options and warrants will be exercisable to purchase Goldcorp shares on the same exchange ratio basis |
| Key Conditions | - Minimum number of shares tendered is 66 2/3% of common shares outstanding<br>- Approval of the issuance of Goldcorp shares as transaction consideration by holders of a majority of Goldcorp shares at the shareholder meeting on February 10, 2005 |
| Board Support | - The Boards of Goldcorp and Wheaton River have voted in favor of the combination<br>- Goldcorp has the right to match a superior proposal |
| Termination Provisions | - If the combination does not occur as a result of one party accepting a superior proposal or Goldcorp shareholders not approving the issuance of Goldcorp shares, a termination fee of $35 million will be payable to the other |
| Proceeding with a Superior Proposal | - Each party has the right to proceed with a superior proposal |
| Bid Expiry Date | - February 14, 2005 at 5:00 pm (Vancouver time) |

# Appendix C:
# Comparative Creation of Annual Mine Depletion

- **Without adjusting for the revised Glamis bid exchange ratio, Glamis' proposal creates significant annual depletion charges that depress pro forma EPS for the next 15 years, primarily due to the comparatively low book values of Goldcorp**

(US$ in millions)

| | G-GLG | G-WRM |
|---|---|---|
| Transaction Consideration | $3,370 | $2,368 |
| Book Value of Equity | 540 | 736 |
| Goodwill | 1,984 | 1,462 |
| Writeup of Assets | 1,146 | 209 |
| Annual Mine Depletion (1) | 75 | 27 |
| Incremental Annual Depletion/Oz. | 220 | 40 |

## Writeup of Assets


($ mm)
$1,400
1,200
1,000
800
600
400
200
0
$1,146
$209
G-GLG
G-WRM

## Incremental Annual Depletion/Oz


($/oz)
$300
250
200
150
100
50
0
$220
$40
G-GLG
G-WRM

Source: Goldcorp and Glamis takeover circular
1. Annualized 9 month purchase price discrepancy as per circulars

goldcorp